Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

 PURSUANT TO 18 U.S.C. § 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, David Ly, Chief Executive Officer (principal executive officer) of Iveda Solutions, Inc. (the “Registrant”), certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2011 of the Registrant (the “Report”):

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:  November 14, 2011

 /s/ David Ly

David Ly

Chief Executive Officer

(Principal Executive Officer)